Exhibit 10.11
TERMINATION AGREEMENT
     Termination Agreement (this “Agreement”), made this ___day of                     , 2009, by and among the rue21, inc., a Delaware corporation (f/k/a Pennsylvania Fashions, Inc.), on behalf of itself and its subsidiaries and affiliates (the “Company”) and Apax Partners, L.P., a Delaware limited partnership (the “Advisor”).
     WHEREAS, the Company intends to effectuate an initial public offering of the common stock of the Company par value $0.001 per share; and
     WHEREAS, the Company has determined that it is in the best interest of the Company to terminate, effective as of the closing date of the initial public offering, (the “Effective Date”) that certain letter agreement dated May 15, 2003 by and between Saunders Karp & Megrue, LLC, the predecessor entity to the Advisor (the “Letter Agreement”); and
     WHEREAS, in consideration for such early termination of the Letter Agreement, the Company has offered to pay the Advisor a termination fee of $1,500,000, conditioned upon the occurrence on the Effective Date.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms.
1.	Contingent upon the occurrence of the Effective Date, on the Effective Date the Company shall pay to the Advisor or its designee, (i) a termination fee of $1,500,000 plus (ii) out-of-pocket expenses incurred by the Advisor in connection with the services rendered under the Letter Agreement through the Effective Date, in immediately available funds by wire transfer to the account designated in writing to the Company.
2.	Effective as of receipt of the full amount of the fees and expenses outlined in Section 1 above, the Letter Agreement shall be terminated and of no further force and effect; provided that all of the indemnification obligations contained in the Letter Agreement shall explicitly survive the termination of the Letter Agreement.
3.	This Agreement will be governed by and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such state which would result in the application of the laws of any other jurisdiction.
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     IN WITNESS WHEREOF, the undersigned has executed this Termination Agreement as of the date and year first written above.

RUE21, INC.
By:
Name:
Title:

     IN WITNESS WHEREOF, the undersigned has executed this Termination Agreement as of the date and year first written above.

APAX PARTNERS, L.P.
By:
Name:
Title: